Exhibit 24.0

POWER OF ATTORNEY

We, the undersigned directors and officers of NewMil Bancorp, Inc. (the "Company") hereby severally constitute and appoint Francis J. Wiatr and B. Ian McMahon, and each of them, as our true and lawful attorney and agent, to sign for us in our names in the capacities indicated below the Form 10-K for the year ended December 31, 2004, and any and all amendments thereto; and we hereby approve, ratify and confirm all that said Francis J. Wiatr and B. Ian McMahon, or each of them, shall do or cause to be done by virtue of the power and authority granted hereby.

/s/ Francis J. Wiatr	/s/ Robert J. McCarthy
Francis J. Wiatr	Robert J. McCarthy
Chairman of the Board, President	Director
and Chief Executive Officer	February 16, 2005
February 16, 2005

/s/ B. Ian McMahon	/s/ John J. Otto
B. Ian McMahon	John J. Otto
Chief Financial Officer	Director
and Chief Accounting Officer	February 16, 2005
February 16, 2005

/s/ Herbert E. Bullock	/s/ Betty F. Pacocha
Herbert E. Bullock	Betty F. Pacocha
Director	Director and Secretary
February 16, 2005	February 16, 2005

/s/ Joseph Carlson II	/s/ Suzanne L. Powers
Joseph Carlson II	Suzanne L. Powers
Director	Director
February 16, 2005	February 16, 2005

/s/ Kevin L. Dumas	/s/ Anthony M. Rizzo, Sr.
Kevin L. Dumas	Anthony M. Rizzo, Sr.
Director	Director
February 16, 2005	February 16, 2005

/s/ Paul N. Jaber	/s/ Mary C. Williams
Paul N. Jaber	Mary C. Williams
Director	Director
February 16, 2005	February 16, 2005

/s/ Laurie G. Gonthier
Laurie G. Gonthier
Director
February 16, 2005